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                                                                      EXHIBIT 10



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Post-Effective Amendment No. 37 to Registration Statement No. 2-52711 on Form N1-A of our report dated February 8, 2002 appearing in the December 31, 2001 Annual Report of Merrill Lynch Ready Assets Trust, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP


New York, New York


April 24, 2002


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